Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-172864, 333-180696, 333-186789 and 333-202120) of MagnaChip Semiconductor Corporation of our report dated February 22, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MagnaChip Semiconductor Corporation, which appears in this Form 10-K.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

February 22, 2016